                                                 EXHIBIT 10.51

                                               GILOTTI CONTRACT

                                                                                                 Exhibit 10.51

                                                                                December 20, 2000

Michael Gilotti
Hartford, Connecticut

         This letter (the Contract) sets forth the commitment of Phoenix Home Life Mutual Insurance Company to you in order to encourage you to remain in the Company's employment. The initial term of this contract shall extend from January 1, 2001 through January 1, 2004. The contract will be automatically extended for an additional twelve (12) months on January 2, 2004, and on each January 2 thereafter, unless the Company has given notice not later than September 30 of the preceding year, that it does not wish to so extend this
Contract.

         If the Company terminates your employment for reasons other than for "Cause" or you terminate your employment for "Good Reason," as defined in the Change in Control Agreement (the Agreement) dated November 6,
2000; the Company shall pay you the same severance and other termination benefits that would be payable to you under the provisions of Sections 3 and 4 of the Agreement, assuming for this purpose that a Change in Control
(as defined therein) had occurred on the date immediately preceding the date of your termination; provided that the benefits under the Contract shall be reduced by any duplicate benefits payable under the Agreement.
Further, the calculation of benefits under Section 4(a)(i)(B)(3) of the Agreement is hereby amended to include an amount equal to the highest of the last three (3) award payments under the Company's Long Term Incentive
Plan (or any successor plan), or similar long term incentive plan applicable to the executive.

         Payment of any severance or termination benefits hereunder shall be subject to all of the other provisions of the Agreement. This Contract and the Agreement constitute the entire agreement between the parties with respect to the matters referred to herein. No other agreement relating to the terms of your employment by the Company, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. This Contact may not be altered, modified or amended except by a written instrument signed by each of the parties hereto. The Company shall require any successor before or after demutualization (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or the
Holding Company, by written agreement to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. This Contract shall also inure to the benefit of your heirs, executors, administrators and legal representatives.

         If this letter properly sets forth our understanding regarding the above matters, please sign both copies of this letter, return one to me and keep one for your records.

Agreed:                                                  PHOENIX MUTUAL LIFE INSURANCE COMPANY

/s/ Michael J. Gilotti                                   By /s/ Carl T. Chadburn

Michael Gilotti                                          Carl T. Chadburn, Executive Vice President